Exhibit 99.1

KEYCORP
401(k) SAVINGS PLAN

FINANCIAL STATEMENTS
AND SUPPLEMENTAL SCHEDULE
WITH
REPORT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

December 31, 2025

KeyCorp
401(k) Savings Plan

INDEX
Page

Report of Independent Registered Public Accounting Firm	1

Financial Statements:
Statement of Net Assets Available for Benefits	2

Statement of Changes in Net Assets Available for Benefits	3

Notes to Financial Statements	4-11

Supplemental Schedule:

Schedule of Assets (Held at End of Year)	12-20

Schedule of Delinquent Contributions	21

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Plan Participants and KeyCorp, as Plan Sponsor for the KeyCorp 401(k) Savings Plan

Opinion on the Financial Statements

We have audited the accompanying Statement of Net Assets Available for Benefits of the KeyCorp 401(k) Savings Plan (the “Plan”) as of December 31, 2025 and 2024, and the Statements of Changes in Net Assets Available for Benefits for the years then ended, and the related notes and supplemental schedule (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 2025 and 2024, and the changes in net assets available for benefits of the Plan for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Plan’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Plan in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Supplemental Information

The supplemental Schedule of Assets Held for Investment Purposes at End of Year as of December 31, 2025 and Schedule of Delinquent Contributions for the year ended December 31, 2025, have been subjected to audit procedures performed in conjunction with the audit of the Plan’s financial statements. The supplemental information is the responsibility of the Plan’s management. Our audit procedures included determining whether the supplemental information reconciles to the financial statements or the underlying accounting and other records, as applicable, and performing procedures to test the completeness and accuracy of the information presented in the supplemental information. In forming our opinion on the supplemental information, we evaluated whether the supplemental information, including its form and content, is presented in conformity with Department of Labor’s (DOL) Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. In our opinion, the supplemental information in the accompanying schedules is fairly stated, in all material respects, in relation to the financial statements as a whole.

/s/ Meaden & Moore, Ltd.
Meaden & Moore, Ltd.

We have served as the Plan’s auditor since 2005.

Cleveland, Ohio
June 25, 2026

STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS

KeyCorp
401(k) Savings Plan
	December 31,
	2025	2024
ASSETS
Investments, at fair value:
KeyCorp common stock (cost $71,071,115 and $77,997,717 at
2025 and 2024, respectively)	$128,388,540	$118,027,908
Other equity securities	605,459,398	605,935,760
Interest in mutual funds, money market funds and collective trusts at fair value	3,886,223,536	3,349,046,525
Total investments at Fair Value	4,620,071,474	4,073,010,193
Receivables:
Notes receivable from participants	58,287,008	56,378,833
Receivable - Interest and dividends	700,677	754,112
Total Receivables	58,987,685	57,132,945

Total Assets	4,679,059,159	4,130,143,138

LIABILITIES
Payables - administrative and other expenses	1,195,385	1,011,519

Total Liabilities	1,195,385	1,011,519

NET ASSETS AVAILABLE FOR BENEFITS	$4,677,863,774	$4,129,131,619

See accompanying notes to financial statements.

STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS

KeyCorp
401(k) Savings Plan
	Year Ended December 31,
	2025	2024
Additions to Net Assets Attributed to:
Contributions:
Employer	$106,599,083	$101,218,868
Participants	157,572,249	146,537,004
Rollovers	25,699,828	23,485,517
Total Contributions	289,871,160	271,241,389

Interest on participant notes receivable	4,478,217	3,840,209

Investment Income:
Dividends from KeyCorp common stock	5,406,821	5,918,845
Dividends from other equity securities	2,019,879	2,443,905
Net investment income from mutual funds, money market funds and collective trusts	13,722,369	16,872,890
Net realized gain and unrealized appreciation	647,500,651	517,261,154
Total Investment Income	668,649,720	542,496,794

Deductions from Net Assets Attributed to:
Participant withdrawals	408,995,472	410,219,376
Administrative and other expenses	5,271,470	5,211,613
Total Deductions	414,266,942	415,430,989

Net Increase	548,732,155	402,147,403

Net Assets Available for Benefits:
Beginning of Year	4,129,131,619	3,726,984,216

End of Year	$4,677,863,774	$4,129,131,619

See accompanying notes to the financial statements.

NOTES TO FINANCIAL STATEMENTS

KeyCorp
401(k) Savings Plan

1    Description of Plan

The following description of the KeyCorp 401(k) Savings Plan (Plan) provides only general information. Participants should refer to the Summary Plan Description or Plan document for a more complete description of the Plan’s provisions.

General:

The Plan consists of a profit sharing plan with a cash or deferred arrangement, as authorized under Section 401(k) of the Internal Revenue Code of 1986, as amended (Code), and an employee stock ownership plan (ESOP), as authorized under the provisions of Section 4975(e)(7) of the Code. As of January 1, 2011, the Plan was amended and restated to close the KeyCorp Common Stock Fund to new investments effective January 1, 2012, with the exception of KeyCorp dividend reinvestments, and make other administrative modifications and changes as required by law or to facilitate the administration of the Plan. Effective January 1, 2017, the Plan was restated to reflect the amendments adopted since the January 1, 2011 amendment and restatement and to make administrative modifications and changes as required by law or to facilitate the administration of the Plan.

The portion of the Plan that is attributable to participant contributions invested in the Plan’s various investment funds (other than the Plan’s KeyCorp Common Stock Fund) constitutes a profit sharing plan. The portion of the Plan that is attributable to participant contributions, employer contributions, profit sharing contributions, after-tax contributions, and rollover contributions invested primarily in KeyCorp common shares constitutes an ESOP. The Plan is intended to be qualified under Section 401(a) of the Code and the provisions of Titles I, II, and III of the Employee Retirement Income Security Act of 1974, as amended (ERISA).

Dividends paid on those KeyCorp common shares maintained in the ESOP, at the participant’s election, may automatically be reinvested in the Plan’s Common Stock Fund or paid directly to the participant. In 2025 and 2024, dividends of $678,347 and $734,602, respectively, were paid directly to participants in connection with this election and are reflected in the Statement of Changes in Net Assets Available for Benefits as participant withdrawals.

Eligibility:

All regular full-time and part-time employees of KeyCorp and its participating subsidiaries (Employer or Key) are eligible to participate in the Plan as of their first day of employment with the Employer for purposes of making pre-tax contributions, Roth contributions, Plan transfer contributions, and rollover contributions. Employees are eligible to participate in receiving employer contributions and profit sharing contributions in accordance with the following eligibility requirements: for employees whose employment commencement date is July 1, 2006, or after, participants can receive these contributions after completing one year of service. Seasonal and on-call employees are required to complete 1,000 hours of service prior to becoming eligible to participate in the Plan.

Contributions:

Contributions are subject to limitations on annual additions and other limitations imposed by the Code as defined in the Plan agreement.

NOTES TO FINANCIAL STATEMENTS

KeyCorp
401(k) Savings Plan

1Description of Plan, Continued

Employee 401(k) Deferral:

In years in which the safe harbor provisions of Section 401(k)(12) of the Code are not utilized, employees who have met the eligibility requirements and have elected to participate may contribute from 1% to 100% of their compensation on a pre-tax basis to the Plan, and highly compensated employees (as that term is defined in accordance with Section 414(n) of the Code) may contribute from 1% to 7% of their compensation to the Plan. For the 2025 and 2024 Plan years, the Plan utilized the safe harbor provisions of Section 401(k)(12) of the Code, which permits the Plan to automatically satisfy certain nondiscrimination requirements of the Code without undergoing the necessity of discrimination testing. In years in which the safe harbor provisions of Section 401(k)(12) of the Code are utilized (2025 and 2024), all eligible employees may contribute up to 100% of their compensation to the Plan. The Plan also provides a qualified Roth contribution program.

Commencing January 1, 2010, an automatic enrollment feature was added to the Plan for all new regular full-time and part-time employees of the Employer (Covered Employees). The Plan was amended such that the initial default contribution percentage for Covered Employees is 2% and will increase by 1% at the beginning of each Plan year until the default percentage is 10% for Plan years on and after January 1, 2012. An amendment effective July 1, 2020 clarified that for employees hired before July 1, 2020, the increase will be effective at the beginning of the Plan year and for those hired after July 1, 2020, it will be effective on their anniversary date. The Covered Employee may request a distribution of his or her default elective deferrals no later than 90 days after default elective deferrals are first withheld from a Covered Employee’s pay. As of January 1, 2016, the Plan was amended to implement an auto-enrollment back sweep feature for certain employees hired prior to December 31, 2009.

Employer Matching Contributions:

After satisfying the eligibility requirements, Key matches dollar-for-dollar up to 7% of the participant’s contributions to the Plan. Default elective deferrals will be eligible for matching contributions after the Covered Employee satisfies the Eligibility Requirements for receiving a matching contribution. Commencing for Plan years on and after January 1, 2012, the KeyCorp Common Stock Fund was closed to new investments, and matching contributions became subject to the investment direction of the participant.

The Employer Matching Contribution for each participant is based on the participant’s eligible annual compensation. For the 2025 and 2024 Plan years, the Plan utilized the safe harbor provisions of Section 401(k)(12) of the Code, which permits the Plan to automatically satisfy certain nondiscrimination requirements of the Code without undergoing the necessity of discrimination testing.

Employer Discretionary Contributions:

Key may also make additional contributions as approved by the Board of Directors. Commencing January 1, 2010, and thereafter, profit sharing contributions may be made, allocated, and credited to the accounts of participants employed on the last business day of the Plan year as a flat percentage of eligible compensation for the participants entitled to receive an allocation, based on the further terms and conditions set forth in the Plan. For Plan years beginning on and after January 1, 2012, participants will share in profit sharing contributions for the applicable year if the participant experienced a Termination Under Limited Circumstances, as defined by the Plan, during the Plan year. Key did not make a profit sharing contribution for 2025 or 2024.

Rollover Contributions:

Rollover contributions from other plans are also accepted, providing certain specified conditions are met.

NOTES TO FINANCIAL STATEMENTS

KeyCorp
401(k) Savings Plan
1Description of Plan, Continued

Participant’s Accounts:

Each participant’s account is credited with the participant’s elective contributions, employer matching contributions, employer discretionary contributions, and earnings and losses thereon.

Vesting:

All participants are 100% vested in elective deferrals (pre-tax and Roth) and rollover contributions made to the Plan. In years in which the safe harbor provisions of Section 401(k)(12) of the Code are not utilized, participants are 100% vested in Key matching contributions after three years of service. Contributions subject to the safe harbor provisions of Section 401(k)(12) are 100% vested. Participants are 100% vested in Key discretionary contributions after three years of service.

Forfeitures:

Under the terms of the Plan, forfeited nonvested participant amounts may be used to offset Employer contributions to the Plan. At December 31, 2025, and December 31, 2024, the Plan’s investments included $168,743 and $257,159 of Plan forfeitures, respectively. During 2025, $299,671 in forfeitures were used to offset Employer contributions. During 2024, $559,815 forfeitures were used to offset Employer contributions.

Notes Receivable from Participants:

Loans are permitted under certain circumstances and are subject to limitations. Participants may borrow from their fund accounts up to a maximum equal to the lesser of $50,000 or 50% of their vested account balance. Loans are repaid over a period not to exceed five years with exceptions for the purchase of a primary residence.

The loans are secured by the balance in the participant’s account. The interest rate is currently established by the terms of the Loan Policy as Prime plus 1%. Loans to Plan participants are valued at their unpaid principal balance plus accrued but unpaid interest, which approximates fair value.

Payment of Benefits:

Distribution of participant contributions and matching contributions are subject to the distribution limitations outlined in Section 401(k) of the Code (i.e., attainment of age 59 1/2, severance from employment, retirement, death, or disability, subject to special grandfathered distribution provisions). Upon termination, participants may receive a distribution of their vested account balance in cash or may elect to have their interest in the KeyCorp Common Stock Fund distributed to them in common shares of KeyCorp. Participants may leave their balance in the Plan if their balance is greater than $1,000. Upon retirement, participants may elect to receive their Plan distribution as a lump sum payment or as a monthly, quarterly, or annual installment payment. Benefit payments are recorded upon distribution.

As of January 1, 2016, the Plan was amended to facilitate the implementation of flexibility in the distribution of benefits to assist participants with retirement readiness and distribution planning.

Hardship Withdrawals:

Hardship withdrawals are permitted in accordance with Internal Revenue Service guidelines.

Investment Options:

Upon enrollment in the Plan, a participant may direct his or her employee contribution in any of the investment options offered by the Plan. As discussed above, the KeyCorp Common Stock Fund was closed to new investments effective January 1, 2012.

NOTES TO FINANCIAL STATEMENTS

KeyCorp
401(k) Savings Plan

2Summary of Significant Accounting Policies

Basis of Accounting:

The Plan’s transactions are reported on the accrual basis of accounting.

Investment Valuation:

Investments are stated at aggregate fair value, which is determined based on the closing price reported on the last business day of the Plan year as follows:

Equity Securities

The closing market price as quoted on the New York Stock Exchange at December 31, 2025, and December 31, 2024, was used. The closing market price of KeyCorp’s Common Stock at December 31, 2025, and December 31, 2024, was $20.64 and $17.14, respectively. The other common stocks, which are included in either the Jennison Large Cap Growth Separate Account or the T. Rowe Price QM US Small-Cap Growth Equity Strategy Separate Account, are valued at the closing price reported on the applicable major stock exchange on which the individual securities are traded.

Mutual Funds

Market values are based on closing market price as quoted per a third-party valuation service as of December 31, 2025 and December 31, 2024.

Collective Trust Funds

Market values of units held in collective trust funds are determined daily by the trustee of the funds based on reported redemption values received from a third-party valuation service.

Investment Transactions:

Purchases and sales of securities are reflected on a trade-date basis. Gains or losses on sales of equity securities are based on the specific cost of units sold. Gains or losses on sales of mutual funds and collective trust funds are based on the average cost per share or per unit at the time of the sale. In the case of KeyCorp Common Stock, brokerage commissions are added to the cost of shares purchased and subtracted from the proceeds of shares sold. No direct brokerage commissions are incurred by the Plan on purchases and sales of shares or units in mutual funds and collective trust funds.

Investment Income:

Dividend income is recorded on the ex-dividend date. Income from other investments is recorded as earned on the accrual basis.

NOTES TO FINANCIAL STATEMENTS

KeyCorp
401(k) Savings Plan

2Summary of Significant Accounting Policies, Continued

Fair Value Measurement:

Accounting guidance defines fair value as the price to sell an asset or transfer a liability in an orderly transaction between market participants in the principal market. In other words, fair value represents an exit price at the measurement date. Market participants are buyers and sellers who are independent, knowledgeable, and willing and able to transact in the principal (or most advantageous) market for the asset or liability being measured. Current market conditions, including imbalances between supply and demand, are considered in determining fair value.

The Plan’s assets are valued based on the principal market where each would be sold. The principal market is the forum with the greatest volume and level of activity. In the absence of a principal market, valuation is based on the most advantageous market (i.e., the market where the asset could be sold at a price that maximizes the amount to be received).

There are three acceptable techniques for measuring fair value: the market approach, the income approach, and the cost approach. The appropriate technique for valuing a particular asset depends on the exit market, the nature of the asset being valued, and how a market participant would value the same asset. Ultimately, selecting the appropriate valuation method requires significant judgment, and applying the valuation technique requires sufficient knowledge and expertise.

Valuation inputs refer to the assumptions market participants would use in pricing a given asset. Inputs can be observable or unobservable. Observable inputs are assumptions based on market data obtained from an independent source. Unobservable inputs are assumptions based on the Trustee’s own information or assessment of assumptions used by other market participants in pricing the asset. Unobservable inputs are based on the best and most current information available on the measurement date.

All inputs, whether observable or unobservable, are ranked in accordance with a prescribed fair value hierarchy that gives the highest ranking to quoted prices in active markets for identical assets (Level 1) and the lowest ranking to unobservable inputs (Level 3). Fair values for assets classified as Level 2 are based on one or a combination of the following factors: (a) quoted market prices for similar assets in active markets; (b) quoted prices for identical or similar assets in inactive markets; (c) observable inputs, such as interest rates or yield curves; or (d) inputs derived principally from or corroborated by observable market data. The level in the fair value hierarchy ascribed to a fair value measurement in its entirety is based on the lowest level input that is significant to the measurement. The Plan considers an input to be significant if it drives 10% or more of the total fair value of a particular asset. Assets may transfer between levels based on the observable and unobservable inputs used at the valuation date, as the inputs may be influenced by certain market conditions. Transfers between levels of the fair value hierarchy are recognized at the end of the reporting period.

Typically, assets are considered to be fair valued on a recurring basis if fair value is measured regularly. Additional information regarding fair value measurements and disclosures is provided in Note 5 (“Fair Value Measurements”).

Use of Estimates:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Administrative Fees:

Substantially all administrative fees are paid by the Plan.

NOTES TO FINANCIAL STATEMENTS

KeyCorp
401(k) Savings Plan

2Summary of Significant Accounting Policies, Continued

Plan Termination:

Although it has not expressed any intent to do so, Key has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of ERISA. In the event of Plan termination, participants will become 100% vested in their accounts.

Risks and Uncertainties:

The Plan invests in various investments, including KeyCorp common stock, other equity securities, and interests in mutual funds and collective trusts. These investments are exposed to various risks such as interest rate, market, and credit risks. Due to the level of risk associated with certain investments, it is at least reasonably possible that changes in values of investments will occur in the near term and that such changes could materially affect participants’ account balances and the amounts reported in the Statement of Net Assets Available for Benefits.

Subsequent Events:

In preparing these financial statements, subsequent events were evaluated through the time the financial statements were issued. Financial statements are considered issued when they are widely distributed to all shareholders and other financial statement users, or filed with the SEC. In compliance with applicable accounting standards, all material subsequent events have been either recognized in the financial statements or disclosed in the notes to the financial statements.

NOTES TO FINANCIAL STATEMENTS

KeyCorp
401(k) Savings Plan
3    Tax Status

The Internal Revenue Service has determined and informed Key by letter dated September 22, 2013, that the Plan and related trust as of the January 1, 2011 Restatement are designed in accordance with applicable sections of the Internal Revenue Code.

The Plan has been amended since receiving the determination letter. However, the Plan Administrator and tax counsel believe that the Plan is currently designed and being operated in compliance with the applicable requirements of the Internal Revenue Code. Therefore, no provision for income taxes has been included in the Plan’s financial statements.

Accounting principles generally accepted in the United States of America (U.S. GAAP) requires Plan management to evaluate tax positions taken by the Plan and recognize a tax liability if the Plan has taken uncertain tax positions that more-likely-than-not would not be sustained upon examination by applicable taxing authorities. The Plan administrator has analyzed tax positions taken by the Plan and has concluded that, as of December 31, 2025, there are no uncertain tax positions taken, or expected to be taken, that would require recognition of a liability or that would require disclosure in the financial statements. The Plan is subject to routine audits by taxing jurisdictions. However, currently no audits for any tax periods are in progress.

4    Fair Value Measurements

The following is a description of the valuation methodologies used to measure the fair value of assets held in the Plan:

Equity Securities. Investments in KeyCorp Common Stock are valued at their official closing price on the New York Stock Exchange and are classified as Level 1. Other equity securities are valued at the closing price reported on the major stock exchange on which the individual securities are traded and are classified as Level 1.

Mutual Funds. Exchange-traded mutual funds are valued using quoted prices and, therefore, are classified as Level 1.

Money Market Funds.  Investments in money market funds are valued at their closing net asset value. Because net asset values for the money market funds are based primarily on observable inputs, most notably quoted prices for the underlying assets, these investments are classified as Level 2.

Collective Trust Funds. The Plan's investments in collective trust funds are measured at net asset value ("NAV") as a practical expedient to estimate fair value and accordingly, have not been classified in the fair value hierarchy. This practical expedient would not be used if it is determined to be probable that the funds will sell the investment for an amount different from the reported NAV. Fair value is determined based on the Plan's proportionate share of total net assets in the fund. Participant transactions (purchases and sales) may occur daily. However, in high volume liquidation demand periods, the Trustee may, at their discretion, delay liquidation requests so that it is in the best interest of all participants in the fund. If the Plan initiates a full redemption of the KeyBank EB MaGIC Fund, the issuer reserves the right to require 12 months’ notification in order to ensure that securities liquidations will be carried out in an orderly business manner.

The investment strategies for the collective trust funds are varied, and they may invest directly and indirectly in a broad range of equities, debt, and derivative instruments with the objective of mirroring or exceeding the total return of certain market indices.  Strategies may vary based on global macroeconomic views, expected directional movements in the financial markets, market capitalization, and other strategies.

NOTES TO FINANCIAL STATEMENTS

KeyCorp
401(k) Savings Plan

4    Fair Value Measurements, continued

The following tables present the Plan’s assets that are measured at fair value on a recurring basis in accordance with U.S. GAAP at December 31, 2025, and December 31, 2024.

December 31, 2025	Level 1	Level 2	Level 3	Total
Equity Securities:
KeyCorp Common Stock	$128,388,540	—	—	$128,388,540
Other Equity Securities	605,459,398			605,459,398
Mutual Funds	330,186,410	—	—	330,186,410
Money Market Funds	—	$158,090,041	—	158,090,041
Collective Trust Funds and other investments measured at net asset value (a)	—	—	—	3,397,947,085
	$1,064,034,348	$158,090,041	—	$4,620,071,474

December 31, 2024	Level 1	Level 2	Level 3	Total
Equity Securities:
KeyCorp common stock	$118,027,908	—	—	$118,027,908
Other equity securities	605,935,760			605,935,760
Mutual Funds	257,861,940	—	—	257,861,940
Money Market Funds	—	$158,933,767	—	158,933,767
Collective Trust Funds and other investments measured at net asset value (a)	—	—	—	2,932,250,818
	$981,825,608	$158,933,767	—	$4,073,010,193
(a) Certain investments that are measured at fair value using the net asset value (or its equivalent) practical expedient have not been classified in the fair value hierarchy. The fair value amounts presented in this table are intended to permit reconciliation of the fair value hierarchy to the fair value of the plan assets presented elsewhere within this report.

5    Party-in-Interest Transactions

During 2025 and 2024, the Plan received $5,406,821 and $5,918,845 respectively, in KeyCorp common stock dividends.

During the year ended December 31, 2025, the Plan purchased 151,120 shares of KeyCorp common stock for $2,381,590 and sold 743,848 shares of common stock of KeyCorp for $13,136,631. During the year ended December 31, 2024, the Plan purchased 200,778 shares of KeyCorp common stock for 2,793,849 and sold 779,580 shares of KeyCorp common stock for $12,549,244. The sales of KeyCorp common stock were completed in the open market.

The Plan has arrangements with various service providers and these arrangements qualify as party-in-interest transactions.

6    Prohibited Transactions

During the Plan year ended December 31, 2025, employee withholdings in the amount of $285,111 were not remitted by the Company to the Plan within the required timeframe, as defined by ERISA. These transactions constitute prohibited transactions. The Company has remitted the contributions to the Plan and followed the appropriate correction guidelines.

SCHEDULE OF ASSETS (HELD AT END OF YEAR)
Form 5500, Schedule H, Part IV, Line 4i

KeyCorp
401(k) Savings Plan

EIN 34-6542451
Plan Number 002

December 31, 2025

(a)	(b)	(c)	(d)	(e)
	Identity of Issuer, Borrower, Lessor, or Similar Party	Description of Investment, Including Maturity Date, Rate of Interest, Collateral, Par, or Maturity Value	Cost	Current Value

	Equity Securities:
*	KeyCorp common stock	Common Stock		$128,388,540
	ALAMOS GOLD INC COM NPV SEDOL: BZ3DNP6	Common Stock		88,929
	CANADA - DESCARTES SYS GROUP INC COM SEDOL: 2528834	Common Stock		485,461
	SHOPIFY INC CL A SUB VTG SHS SHOPIFY INC SEDOL: BXDZ9Z0	Common Stock		7,087,026
	DENMARK - ADR ASCENDIS PHARMA NS SPONSORED ADR SEDOL: BV9G6B8	Common Stock		195,115
	GERMANY - ADIDAS AG SEDOL: 4031976	Common Stock		2,954,287
	BIRKENSTOCK HOLDING PLC COM NPV SEDOL: BS44BN3	Common Stock		263,396
	#REORG CYBER-ARK MERGER CONTRA CYBERARK 2J16AK5 02-12-2026 SEDOL: BQT3XY6	Common Stock		62,002
	MONDAY COM LTD COM NPV SEDOL: BMHRYX	Common Stock		79,682
	SPOTIFY TECHNOLOGY S A COM EUR0.025 SEDOL: BFZ1K46	Common Stock		3,682,863
	ADR TAIWAN SEMICONDUCTOR MANUFACTURING ADS REP 5 TWD10 SEDOL: 211338	Common Stock		8,147,899
	MAREX GROUP PLC COM USD0.001241 SEDOL: BQXP757	Common Stock		478,272
	AAON INC COM PAR $0.004 COM PAR $0.004 SEDOL: 2268130	Common Stock		103,853
	ABERCROMBIE & FITCH CO CL A CL A SEDOL: 2004185	Common Stock		586,177
	ACADIA PHARMACEUTICALS INC COM SEDOL: 2713317	Common Stock		101,471
	ACI WORLDWIDE INC COM STK SEDOL: 2889155	Common Stock		400,122
	ADAPTIVE BIOTECHNOLOGIES CORP COM USD0.0001 SEDOL: BJ5FZ74	Common Stock		206,914
	ADDUS HOMECARE CORP COM STK SEDOL: B55BN47	Common Stock		200,712
	ADMA BIOLOGICS INC COM SEDOL: B9NSBM2	Common Stock		320,732
	ADR CENTESSA PHARMACEUTICALS PLC SEDOL: BLB0YQ9	Common Stock		112,395
	ADVANCED MICRO DEVICES INC COM SEDOL: 2007849	Common Stock		7,721,110
	AFFILIATED MANAGERS GROUP INC COM STK SEDOL: 2127899	Common Stock		308,748
	AGILYSYS INC COM STK SEDOL: 2689162	Common Stock		409,285
	ALAMO GROUP INC COM SEDOL: 2021634	Common Stock		50,361
	ALARM COM HLDGS INC COM SEDOL: BYN7H26	Common Stock		160,866
	ALKERMES PLC SHS SEDOL: B3P6D26	Common Stock		345,385
	ALLISON TRANSMISSION HOLDING SEDOL: B4PZ892	Common Stock		218,415
	ALPHA METALLURGICAL RES INC COM SEDOL: BMFND53	Common Stock		182,091
	ALPHABET INC CAP STK USD0.001 CL C SEDOL: BYY88Y7	Common Stock		19,474,114
	ALPHABET INC CAPITAL STOCK USD0.001 CL A SEDOL: BYVY8G0	Common Stock		19,467,661
	AMAZON COM INC COM SEDOL: 2000019	Common Stock		36,900,270
	AMPHENOL CORP NEW CL A SEDOL: 2145084	Common Stock		5,092,616
	API GROUP CORPORATION COM USD0.0001 SEDOL: BMBPH06	Common Stock		444,773
	APOGEE THERAPEUTICS INC COM SEDOL: BM9HHL5	Common Stock		230,893
	APPFOLIO INC COM CL A COM CL A SEDOL: BYN7H48	Common Stock		535,095

APPLE INC COM STK SEDOL: 2046251	Common Stock	31,827,194
APPLIED DIGITAL CORPORATION SEDOL: BMCNFN8	Common Stock	51,492
APPLIED INDL TECHNOLOGIES INC COM SEDOL: 2086309	Common Stock	435,225
APPLOVIN CORP COM CL A COM CL A SEDOL: BMV3LG4	Common Stock	5,418,860
ARCELLX INC COM SEDOL: BPCJ1Q2	Common Stock	233,742
ARCHER AVIATION INC CL A CL A SEDOL: BMHVDS8	Common Stock	36,096
ARCUTIS BIOTHERAPEUTICS INC COM SEDOL: BKX9VD3	Common Stock	84,042
ARGAN INC COM SEDOL: 2804501	Common Stock	125,328
ARROWHEAD PHARMACEUTICALS INC COM SEDOL: BYQBFJ8	Common Stock	167,436
ASBURY AUTOMOTIVE GROUP INC COM SEDOL: 2855855	Common Stock	128,589
ASTERA LABS INC COM SEDOL: BMTQ7V2	Common Stock	66,544
ATI INC COM SEDOL: 2526117	Common Stock	392,594
ATMUS FILTRATION TECHNOLOGIES INC COM SEDOL: BNRR1B2	Common Stock	717,863
AXALTA COATING SYSTEMS LTD COM USD1.00 SEDOL: BSFWCF5	Common Stock	263,488
AXCELIS TECHNOLOGIES INC COM NEW COM NEW SEDOL: BD420Q8	Common Stock	254,517
AXON ENTERPRISE INC COM SEDOL: BDT5S35	Common Stock	2,295,573
AXSOME THERAPEUTICS INC. COM SEDOL: BYZR4X4	Common Stock	744,623
AZZ INC COM SEDOL: 2067672	Common Stock	231,723
A10 NETWORKS INC COM SEDOL: BKQVBN6	Common Stock	180,013
BADGER METER INC COM SEDOL: 2069128	Common Stock	265,452
BALCHEM CORP COM SEDOL: 2072074	Common Stock	196,301
BANCORP INC DEL COM STK SEDOL: B05BRL7	Common Stock	464,943
BEAM THERAPEUTICS INC COM SEDOL: BK6L288	Common Stock	263,894
BEL FUSE INC CL B CL B SEDOL: 2279897	Common Stock	570,466
BELDEN INC COM SEDOL: B01WL78	Common Stock	817,948
BETA TECHNOLOGIES INC CL A COM CL A COM SEDOL: BT3CTW0	Common Stock	54,897
BICARA THERAPEUTICS INC COM SEDOL: BQB42F1	Common Stock	55,539
BILL HOLDINGS INC COM USD0.00001 SEDOL: BKDS4H5	Common Stock	445,319
BILLIONTOONE INC CL A CL A SEDOL: BMDJC90	Common Stock	36,501
BIOHAVEN LTD COM NPV WI SEDOL: BPLZ7S5	Common Stock	82,112
BLACKLINE INC COM SEDOL: BD3WZS6	Common Stock	102,784
BLOCK H & R INC COM SEDOL: 2105505	Common Stock	195,587
BLOOM ENERGY CORP CL A CL A SEDOL: BDD1BB8	Common Stock	590,852
BOEING CO COM USD5.00 SEDOL: 2108601	Common Stock	8,595,564
BOOT BARN HLDGS INC COM SEDOL: BRS6600	Common Stock	474,704
BOOZ ALLEN HAMILTON HLDG CORP CL A COM STK SEDOL: B5367T7	Common Stock	236,208
BOSTON SCIENTIFIC CORP COM SEDOL: 2113434	Common Stock	3,581,060
BOYD GAMING CORP COM SEDOL: 2117232	Common Stock	371,561
BRIDGEBIO PHARMA INC COM SEDOL: BK1KWG8	Common Stock	800,774
BRIGHTSPRING HEALTH SVCS INC COM SEDOL: BPJM8Q3	Common Stock	689,792
BRINKER INTL INC COM SEDOL: 2193544	Common Stock	222,025
BRINKS CO COM SEDOL: 2691305	Common Stock	466,920
BROADCOM INC COM SEDOL: BDZ78H9	Common Stock	27,668,618
BROADRIDGE FINL SOLUTIONS INC COM STK SEDOL: B1VP7R6	Common Stock	61,372
BUILD-A-BEAR WORKSHOP INC COM STK SEDOL: B034L50	Common Stock	166,777
BWX TECHNOLOGIES INC COM SEDOL: BZ0W624	Common Stock	241,976
CABOT CORP COM SEDOL: 2162500	Common Stock	256,702
CACI INTL INC CL A CL A SEDOL: 2159267	Common Stock	107,095
CADENCE DESIGN SYS INC COM SEDOL: 2302232	Common Stock	9,343,329
CARGURUS INC CL A CL A SEDOL: BF5D6S8	Common Stock	102,586
CARIS LIFE SCIENCES INC COM SEDOL: BT18HP9	Common Stock	41,684

CARPENTER TECHNOLOGY CORP COM SEDOL: 2177504	Common Stock	337,823
CARS COM INC COM SEDOL: BYXHTC0	Common Stock	70,345
CASEYS GEN STORES INC COM SEDOL: 2179414	Common Stock	223,295
CATALYST PHARMACEUTICALS INC COM STK USD0.001 STK SEDOL: B1G7Q03	Common Stock	135,979
CAVA GROUP INC COM SEDOL: BRBD9F4	Common Stock	58,690
CAVCO INDS INC DEL COM STK SEDOL: 2787022	Common Stock	503,901
CCC INTELLIGENT SOLUTIONS HLDGS INC COM SEDOL: BP4CXL8	Common Stock	443,968
CELCUITY INC COM SEDOL: BDH6M05	Common Stock	148,812
CELLDEX THERAPEUTICS INC NEW SEDOL: BJLV8T9	Common Stock	86,369
CENTRUS ENERGY CORP CL A COM SEDOL: BQXKDH6	Common Stock	323,599
CG ONCOLOGY INC COM SEDOL: BRBCSP4	Common Stock	303,719
CHURCHILL DOWNS INC COM SEDOL: 2194105	Common Stock	159,520
CIRRUS LOGIC INC COM SEDOL: 2197308	Common Stock	228,587
CLEARWATER ANALYTICS HLDGS INC CL A CL A SEDOL: BNZJHY5	Common Stock	442,385
COCA-COLA CONSOLIDATED INC COM SEDOL: 2206721	Common Stock	281,919
COEUR MNG INC COM NEW COM NEW SEDOL: 2208136	Common Stock	515,287
COGENT BIOSCIENCES INC COM NEW COM USD SEDOL: BLR6XK8	Common Stock	264,766
COGNEX CORP COM SEDOL: 2208288	Common Stock	413,446
COMMVAULT SYS INC COM STK SEDOL: B142B38	Common Stock	409,426
CONCENTRA GROUP HLDGS PARENT INC COM SEDOL: BSWW195	Common Stock	156,889
CONMED CORP COM SEDOL: 2216010	Common Stock	45,878
CONSTELLATION ENERGY CORPORATION COM NPV WI SEDOL: BMH4FS1	Common Stock	8,007,924
CORCEPT THERAPEUTICS INC OC-COM CORCEPT THERAPEUTICS SEDOL: B00SCY1	Common Stock	63,440
CORE SCIENTIFIC INC NEW COM SEDOL: BN70TG2	Common Stock	48,048
CORVEL CORP COM SEDOL: 2347277	Common Stock	117,001
COSTCO WHOLESALE CORP NEW COM SEDOL: 2701271	Common Stock	7,571,345
COVISTA INC SEDOL: BZ12TX5	Common Stock	382,425
CRANE CO NEW COM SEDOL: BNYD4F8	Common Stock	243,263
CREDO TECHNOLOGY GROUP HOLDING LTD SEDOL: BLD13F2	Common Stock	979,171
CRINETICS PHARMACEUTICALS INC COM SEDOL: BDD19F8	Common Stock	445,158
CROCS INC COM SEDOL: B0T7Z62	Common Stock	147,693
CROWDSTRIKE HLDGS INC CL A CL A SEDOL: BJJP138	Common Stock	7,243,280
CSW INDUSTRIALS INC COM SEDOL: BYQD1J6	Common Stock	350,768
CURTISS WRIGHT CORP COM SEDOL: 2241205	Common Stock	329,659
CYTOKINETICS INC COMMON STOCK SEDOL: BBBSBJ5	Common Stock	150,971
DATADOG INC COM USD0.00001 CL A SEDOL: BKT9Y49	Common Stock	3,271,783
DECKERS OUTDOOR CORP COM SEDOL: 2267278	Common Stock	123,989
DENALI THERAPEUTICS INC COM SEDOL: BD2B4V0	Common Stock	207,002
DEXCOM INC COM SEDOL: B0796X4	Common Stock	3,174,013
DIANTHUS THERAPEUTICS INC COM SEDOL: BN4J951	Common Stock	46,196
DISC MEDICINE INC COM SEDOL: BMGJZJ8	Common Stock	240,136
DORMAN PRODS INC COM SEDOL: 2718594	Common Stock	335,200
DOUBLEVERIFY HLDGS INC COM SEDOL: BMDX9Z7	Common Stock	195,201
DUOLINGO INC CL A COM CL A COM SEDOL: BMCM6P4	Common Stock	117,585
DUTCH BROS INC CL A CL A SEDOL: BMWP7H2	Common Stock	252,961
DYCOM INDS INC COM SEDOL: 2289841	Common Stock	377,772
DYNE THERAPEUTICS INC COM SEDOL: BN15WD1	Common Stock	132,734
E L F BEAUTY INC COM SEDOL: BDDQ975	Common Stock	302,335
EAGLE MATLS INC COM SEDOL: 2191399	Common Stock	180,225
EDWARDS LIFESCIENCES CORP COM SEDOL: 2567116	Common Stock	5,238,357

ELEMENT SOLUTION INC COM SEDOL: BJ1C2K1	Common Stock	94,212
ELI LILLY & CO COM NPV SEDOL: 2516152	Common Stock	22,386,659
EMCOR GROUP INC COM SEDOL: 2474164	Common Stock	97,886
ENCOMPASS HEALTH CORP COM USD0.01 SEDOL: BYX2YJ7	Common Stock	495,143
ENERGY FUELS INC COM SEDOL: BFV4XW8	Common Stock	26,172
ENOVA INTL INC COM SEDOL: BRYQ4L1	Common Stock	442,990
ENSIGN GROUP INC COM STK SEDOL: B1YWPP8	Common Stock	843,651
ENTEGRIS INC COM SEDOL: 2599700	Common Stock	272,802
EOS ENERGY ENTERPRISES INC COM SEDOL: BN7KCQ3	Common Stock	34,380
EPLUS INC COM SEDOL: 2597748	Common Stock	176,716
EQUITABLE HLDGS INC COM SEDOL: BKRMR96	Common Stock	476,452
ESAB CORPORATION COM USD0.001 WI SEDOL: BJLTMN5	Common Stock	694,005
ESCO TECHNOLOGIES INC SEDOL: 2321583	Common Stock	224,699
EURONET WORLDWIDE INC COM SEDOL: 2320148	Common Stock	90,495
EVERTEC INC COM SEDOL: B7KY3Z6	Common Stock	145,945
EXLSERVICE COM INC COM STK SEDOL: B07LST0	Common Stock	298,990
FABRINET COM USD0.01 SEDOL: B4JSZL8	Common Stock	1,660,406
FEDERAL SIGNAL CORP COM SEDOL: 2333986	Common Stock	665,657
FIRST BANCORP P R COM NEW COM NEW SEDOL: 2296926	Common Stock	540,618
FIRSTCASH HLDGS INC COM SEDOL: BMF5Q83	Common Stock	688,362
FLUENCE ENERGY INC CL A CL A SEDOL: BMXC0N9	Common Stock	53,406
FLUOR CORP NEW COM SEDOL: 2696838	Common Stock	91,625
FRESHWORKS INC CL A CL A SEDOL: BPF0BB7	Common Stock	151,900
FRONTDOOR INC COM SEDOL: BFYF094	Common Stock	391,600
FTAI AVIATION LTD COM USD0.01 SEDOL: BLKFTK4	Common Stock	213,385
FTI CONSULTING INC COM SEDOL: 2351449	Common Stock	244,970
GALAXY DIGITAL INC COM USD0.01 CL A SEDOL: BV97X10	Common Stock	109,698
GE AEROSPACE SEDOL: BL59CR9	Common Stock	9,352,099
GENPACT LIMITED COM STK USD0.01 SEDOL: B23DBK6	Common Stock	364,697
GITLAB INC CL A COM SEDOL: BMTVT22	Common Stock	77,800
GLOBUS MED INC CL A NEW COM STK SEDOL: B7D65M0	Common Stock	438,907
GOLDMAN SACHS GROUP INC COM SEDOL: 2407966	Common Stock	5,334,651
GRAIL INC COM SEDOL: BSLSSX7	Common Stock	42,795
GRAND CANYON ED INC COM STK SEDOL: B3F1XM1	Common Stock	257,115
GRANITE CONST INC COM SEDOL: 2381189	Common Stock	80,745
GREEN BRICK PARTNERS INC COM SEDOL: BS7T2R6	Common Stock	309,603
GRIFFON CORP COM SEDOL: 2463344	Common Stock	236,711
GROUP 1 AUTOMOTIVE INC COM SEDOL: 2121352	Common Stock	294,975
GUARDANT HEALTH INC COM SEDOL: BFXC911	Common Stock	807,008
GULFPORT ENERGY CORP COM USD0.01 SEDOL: BND7X43	Common Stock	206,534
GXO LOGISTICS INC COM SEDOL: BNNTGF1	Common Stock	169,185
HAEMONETICS CORP MASS COM SEDOL: 2401195	Common Stock	219,451
HALOZYME THERAPEUTICS INC COM SEDOL: 2975098	Common Stock	40,784
HAMILTON LANE INC CL A CL A SEDOL: BF0SR29	Common Stock	80,586
HEALTHEQUITY INC COM SEDOL: BP8XZL1	Common Stock	474,540
HEARTFLOW INC COM SEDOL: BV6KV30	Common Stock	44,687
HEXCEL CORP NEW COM SEDOL: 2416779	Common Stock	324,717
HILTON WORLDWIDE HLDGS INC COM NEW COM NEW SEDOL: BYVMW06	Common Stock	6,208,622
HIMS & HERS HEALTH INC COM CL A COM SEDOL: BN46048	Common Stock	117,282
HUBSPOT INC COM SEDOL: BR4T3B3	Common Stock	196,637
HURON CONSULTING GROUP INC COM STK SEDOL: B018V76	Common Stock	277,866
IDEAYA BIOSCIENCES INC COM SEDOL: BK0VHF6	Common Stock	44,941
IES HLDGS INC COM SEDOL: BD978B9	Common Stock	183,617
IMAX CORP COM SEDOL: 2473859	Common Stock	167,022

IMMUNOME INC COM SEDOL: BM8FWX7	Common Stock	56,772
IMMUNOVANT INC COM SEDOL: BJRFSB7	Common Stock	33,046
IMPINJ INC COM SEDOL: BYYGJZ9	Common Stock	267,801
INSMED INC COM PAR $.01 SEDOL: 2614487	Common Stock	160,291
INSPIRE MED SYS INC COM SEDOL: BDT5KT5	Common Stock	70,740
INSTALLED BLDG PRODS INC COM SEDOL: BJSP4C9	Common Stock	455,489
INTERDIGITAL INC COM SEDOL: 2465737	Common Stock	1,197,109
INTERNATIONAL BANCSHARES CORP COM SEDOL: 2243911	Common Stock	134,408
INTERPARFUMS INC SEDOL: 2473150	Common Stock	146,501
INTUITIVE SURGICAL INC COM NEW STK SEDOL: 2871301	Common Stock	6,376,081
IONIS PHARMACEUTICALS INC COM SEDOL: BDJ0LS6	Common Stock	210,907
IONQ INC COM SEDOL: BP484B3	Common Stock	426,086
IRHYTHM HOLDINGS INC SEDOL: BYT4ST5	Common Stock	70,976
ITRON INC COM STK NPV SEDOL: 2471949	Common Stock	361,225
IVANHOE ELEC INC COM SEDOL: BPF0KH6	Common Stock	113,873
JANUX THERAPEUTICS INC COM SEDOL: BMFX8Y7	Common Stock	20,990
JBT MAREL CORPORATION SEDOL: B3BRJZ8	Common Stock	331,474
JFROG LTD COM SEDOL: BMX6JW3	Common Stock	93,690
KADANT INC COM SEDOL: 2769978	Common Stock	466,293
KARMAN HLDGS INC COM SEDOL: BTRFVH4	Common Stock	480,361
KEYSIGHT TECHNOLOGIES INC COM SEDOL: BQZJ0Q9	Common Stock	5,793,760
KIRBY CORP COM SEDOL: 2493534	Common Stock	281,400
KNIFE RIV HLDG CO COM SEDOL: BPLL4V5	Common Stock	314,465
KONTOOR BRANDS INC SEDOL: BJTJGC4	Common Stock	137,086
KRATOS DEFENSE & SECURITY SOLUTIONS INC SEDOL: 2512149	Common Stock	273,276
KRYSTAL BIOTECH INC COM SEDOL: BD6JX35	Common Stock	215,476
KYMERA THERAPEUTICS INC COM SEDOL: BMPRZV5	Common Stock	510,511
LANTHEUS HLDGS INC COM SEDOL: BP8S8J5	Common Stock	427,184
LATTICE SEMICONDUCTOR CORP COM SEDOL: 2506658	Common Stock	499,314
LAUREATE ED INC COM CL A SEDOL: BYMYT66	Common Stock	350,067
LAZARD INC COM USD0.01 SEDOL: BRT46K3	Common Stock	168,843
LEGALZOOM COM INC COM SEDOL: B82GC49	Common Stock	147,957
LEMAITRE VASCULAR INC COM STK SEDOL: B1G6TJ0	Common Stock	190,666
LENZ THERAPEUTICS INC NEW COM SEDOL: BQV0J03	Common Stock	31,888
LEONARDO DRS INC COM SEDOL: BNSNZQ2	Common Stock	206,176
LIBERTY LIVE HLDGS INC SER C LIBERTY	Common Stock	274,844
LOUISIANA-PACIFIC CORP COM SEDOL: 2535243	Common Stock	133,335
MACOM TECHNOLOGY SOLUTIONS HOLDINGS INC COM STK SEDOL: B5B15Y5	Common Stock	432,482
MADRIGAL PHARMACEUTICALS INC COM SEDOL: BD59BS7	Common Stock	500,230
MAGNITE INC COM SEDOL: BLPNRR6	Common Stock	84,039
MANHATTAN ASSOCS INC COM SEDOL: 2239471	Common Stock	231,022
MARQETA INC COM USD0.001 A SEDOL: BN0TQD2	Common Stock	196,398
MASTERCARD INCORPORATED COM USD0.0001 CLASS A SEDOL: B121557	Common Stock	11,801,802
MATADOR RES CO COM SEDOL: B7MSLL8	Common Stock	130,461
MEDPACE HLDGS INC COM SEDOL: BDCBC61	Common Stock	289,250
MERCADOLIBRE INC COM STK SEDOL: B23X1H3	Common Stock	2,558,110
MERCK & CO INC NEW COM SEDOL: 2778844	Common Stock	1,541,217
MERIT MED SYS INC COM SEDOL: 2580555	Common Stock	471,637
META PLATFORMS INC COM USD0.000006 CL 'A' SEDOL: B7TL820	Common Stock	20,745,969
MICROSOFT CORP COM SEDOL: 2588173	Common Stock	34,173,556
MINERALYS THERAPEUTICS INC COM SEDOL: BP9N0G0	Common Stock	148,426
MIRUM PHARMACEUTICALS INC COM SEDOL: BJDX8Y8	Common Stock	303,796

MKS INC SEDOL: 2404871	Common Stock	392,469
MODINE MFG CO COM STK SEDOL: 2598354	Common Stock	627,764
MOELIS & CO CL A CL A SEDOL: BLG38Q1	Common Stock	197,696
MONOLITHIC PWR SYS INC COM SEDOL: B01Z7J1	Common Stock	289,129
MONTE ROSA THERAPEUTICS INC COM SEDOL: BP7KZP7	Common Stock	96,793
MOOG INC CL A SEDOL: 2601218	Common Stock	229,424
MP MATERIALS CORP COM USD0.0001 CL A SEDOL: BN15Y35	Common Stock	147,013
MUELLER INDS INC COM SEDOL: 2609717	Common Stock	582,151
NATERA INC COM SEDOL: BYQRG48	Common Stock	469,864
NAVAN INC CL A CL A SEDOL: BT04MG4	Common Stock	60,532
NCINO INC NEW COM SEDOL: BMC8TD1	Common Stock	56,408
NETFLIX INC COM STK SEDOL: 2857817	Common Stock	12,106,760
NEUROCRINE BIOSCIENCES INC COM SEDOL: 2623911	Common Stock	186,365
NEWMARKET CORP COM SEDOL: B01CGF1	Common Stock	323,012
NEXSTAR MEDIA GROUP INC COMMON STOCK SEDOL: 2949758	Common Stock	253,203
NEXTPOWER INC SEDOL: BR1GTS6	Common Stock	919,359
NIKE INC CL B SEDOL: 2640147	Common Stock	—
NOVANTA INC NOVANTA INC SEDOL: BD8S5H8	Common Stock	258,446
NURIX THERAPEUTICS INC COM SEDOL: BMVLGP2	Common Stock	107,617
NUVALENT INC CL A CL A SEDOL: BMVBZD3	Common Stock	458,791
NVENT ELECTRIC PLC COM USD0.01 WI SEDOL: BDVJJQ5	Common Stock	497,104
NVIDIA CORP COM SEDOL: 2379504	Common Stock	45,906,416
O REILLY AUTOMOTIVE INC NEW COM USD0.01 SEDOL: B65LWX6	Common Stock	4,451,960
OKTA INC CL A CL A SEDOL: BDFZSP1	Common Stock	183,489
OLLIES BARGAIN OUTLET HLDGS INC COM SEDOL: BZ22B38	Common Stock	180,747
ONTO INNOVATION INC SEDOL: BKZ7N95	Common Stock	288,410
OPTION CARE HEALTH INC COM NEW COM NEW SEDOL: BKM5C62	Common Stock	440,018
ORACLE CORP COM SEDOL: 2661568	Common Stock	5,710,473
ORIC PHARMACEUTICALS INC COM SEDOL: BKVDFF7	Common Stock	58,356
OSCAR HEALTH INC CL A CL A SEDOL: BKY83Q6	Common Stock	87,657
OSI SYS INC COM SEDOL: 2111579	Common Stock	522,363
PALOMAR HLDGS INC COM SEDOL: BJYLZK6	Common Stock	307,522
PAYONEER GLOBAL INC COM SEDOL: BLSPX60	Common Stock	423,641
PEGASYSTEMS INC COM SEDOL: 2675860	Common Stock	286,656
PENUMBRA INC COM SEDOL: BZ0V201	Common Stock	473,827
PERFORMANCE FOOD GROUP CO COM SEDOL: BYVYD43	Common Stock	90,549
PERMIAN RES CORP CL A SEDOL: BQPCHB2	Common Stock	377,954
PHOTRONICS INC COM SEDOL: 2687315	Common Stock	225,344
PINTEREST INC CL A CL A SEDOL: BJ2Z0H2	Common Stock	214,887
PLANET FITNESS INC CL A CL A SEDOL: BYSFJV8	Common Stock	444,727
POPULAR INC COM NEW COM USD6 (POST REV SPLIT) SEDOL: B86QM90	Common Stock	420,006
POWELL INDS INC COM SEDOL: 2697422	Common Stock	73,319
POWER INTEGRATIONS INC COM SEDOL: 2133045	Common Stock	74,634
PRAXIS PRECISION MEDICINES INC COM NEW SEDOL: BQ721R4	Common Stock	309,772
PRESTIGE CONSUMER HEALTHCARE INC COM SEDOL: B0650P3	Common Stock	244,909
PRICESMART INC COM STK SEDOL: 2092942	Common Stock	193,083
PRIMERICA INC COM SEDOL: B50K3X8	Common Stock	276,187
PRIMORIS SVCS CORP COM SEDOL: B1GC200	Common Stock	450,504
PROCEPT BIOROBOTICS CORP COM SEDOL: BMYRFV6	Common Stock	51,469
PROCORE TECHNOLOGIES INC COM SEDOL: BLH11J8	Common Stock	167,302
PROTAGONIST THERAPEUTICS INC COM SEDOL: BDCBCD8	Common Stock	100,616

PTC INC COM SEDOL: B95N910	Common Stock	470,890
PTC THERAPEUTICS INC COM SEDOL: B17VCN9	Common Stock	249,377
PURE STORAGE INC CL A CL A SEDOL: BYZ62T3	Common Stock	79,005
QUALYS INC COM USD0.001 SEDOL: B7XJTN8	Common Stock	174,631
Q2 HLDGS INC COM SEDOL: BKM4KV0	Common Stock	299,103
RADNET INC COM STK SEDOL: B1JNG19	Common Stock	327,639
RAMBUS INC DEL COM SEDOL: 2721967	Common Stock	1,313,016
RANGE RES CORP COM SEDOL: 2523334	Common Stock	299,922
RBC BEARINGS INC COM SEDOL: B0GLYB5	Common Stock	121,076
REPLIGEN CORP COM STK USD0.01 SEDOL: 2731654	Common Stock	216,295
REPLIMUNE GROUP INC COM SEDOL: BDDVW37	Common Stock	179,810
REVOLUTION MEDICINES INC COM SEDOL: BL71K91	Common Stock	248,906
RHYTHM PHARMACEUTICALS INC COM SEDOL: BF2YWG4	Common Stock	376,781
RIGETTI COMPUTING INC COM SEDOL: BN45WL6	Common Stock	122,888
ROIVANT SCIENCES LTD COM SEDOL: BMW4NZ9	Common Stock	95,480
RPM INTL INC SEDOL: 2756174	Common Stock	343,616
SAIA INC COM STK SEDOL: 2982399	Common Stock	407,497
SCHOLAR ROCK HLDG CORP COM SEDOL: BFZQ0L8	Common Stock	408,960
SERVICENOW INC COM USD0.001 SEDOL: B80NXX8	Common Stock	6,259,497
SEZZLE INC COM SEDOL: BQC4R22	Common Stock	211,943
SHARKNINJA COM USD0.0001 SEDOL: BRS7681	Common Stock	89,520
SHIFT4 PMTS INC CL A CL A SEDOL: BLF0L75	Common Stock	126,381
SHOALS TECHNOLOGIES GROUP INC CL A CL A SEDOL: BMDJ085	Common Stock	63,036
SIMPLY GOOD FOODS CO COM SEDOL: BF27XF9	Common Stock	99,075
SIMPSON MFG INC COM SEDOL: 2809250	Common Stock	338,926
SITEONE LANDSCAPE SUPPLY INC COM SEDOL: BYQ7X81	Common Stock	412,667
SITIME CORP COM SEDOL: BKS48R6	Common Stock	368,730
SKYWARD SPECIALTY INS GROUP INC COM SEDOL: BNNMQS3	Common Stock	437,348
SNOWFLAKE INC CL A CL A SEDOL: BN134B7	Common Stock	8,545,169
SOLENO THERAPEUTICS INC COM PAR SEDOL: BL6JK96	Common Stock	248,724
SPROUTS FMRS MKT INC COM SEDOL: BCGCR79	Common Stock	63,816
SPS COMM INC COM SEDOL: B57VWJ3	Common Stock	149,560
SPX TECHNOLOGIES INC COM SEDOL: BQ1L7V3	Common Stock	874,062
SPYRE THERAPEUTICS INC COM NEW COM SEDOL: BQBBDY8	Common Stock	93,857
STEPSTONE GROUP INC CL A CL A SEDOL: BLFDXF6	Common Stock	278,305
STERIS PLC ORD USD0.001 SEDOL: BFY8C75	Common Stock	220,309
STERLING INFRASTRUCTURE INC COM STK SEDOL: 2632876	Common Stock	833,864
STOKE THERAPEUTICS INC COM SEDOL: BJQ05Z6	Common Stock	92,332
STONEX GROUP INC COM SEDOL: BMQ8XV3	Common Stock	832,958
STRIDE INC COM USD SEDOL: BLD5321	Common Stock	275,498
SUN CTRY AIRLS HLDGS INC COM SEDOL: BM8TFC9	Common Stock	159,873
SYNAPTICS INC COM SEDOL: 2839268	Common Stock	122,207
TECHNIPFMC PLC COM USD1 SEDOL: BDSFG98	Common Stock	769,507
TELEDYNE TECHNOLOGIES INC COM SEDOL: 2503477	Common Stock	667,013
TENET HEALTHCARE CORP COM NEW . SEDOL: B8DMK08	Common Stock	672,071
TERADATA CORP DEL COM STK SEDOL: B247H10	Common Stock	78,627
TESLA INC COM USD0.001 SEDOL: B616C79	Common Stock	18,910,726
TEXAS INSTRUMENTS INC COM SEDOL: 2885409	Common Stock	4,206,786
TG THERAPEUTICS INC COM SEDOL: B828K63	Common Stock	129,077
TIDEWATER INC NEW COM SEDOL: BDFGDQ0	Common Stock	95,969
TKO GROUP HLDGS INC COM SEDOL: BQBBFD1	Common Stock	94,886
TOAST INC COM USD0.000001 CLASS A SEDOL: BP6D7B7	Common Stock	3,170,936
TOPBUILD CORP COM SEDOL: BZ0P3W2	Common Stock	210,681
TORO CO COM SEDOL: 2897040	Common Stock	267,884

	TPG PARTNERS LLC CL A COM SEDOL: BNKBB55	Common Stock	178,752
	TRANSMEDICS GROUP INC COM SEDOL: BK6TM04	Common Stock	292,203
	TRAVEL + LEISURE CO COM USD0.01 SEDOL: BMXYT16	Common Stock	200,446
	TRAVERE THERAPEUTICS INC COM SEDOL: BLFGJD5	Common Stock	139,887
	UBER TECHNOLOGIES INC COM USD0.00001 SEDOL: BK6N347	Common Stock	4,323,031
	UFP TECHNOLOGIES INC COM SEDOL: 2908652	Common Stock	321,499
	ULTRAGENYX PHARMACEUTICAL INC COM SEDOL: BJ62Z18	Common Stock	61,801
	UMB FINL CORP COM STK SEDOL: 2918510	Common Stock	241,584
	UNITED PARKS & RESORTS INC SEDOL: B84KWJ4	Common Stock	66,538
	UNIVERSAL TECHNICAL INST INC COM SEDOL: 2002543	Common Stock	206,871
	UPWORK INC COM SEDOL: BGRFWV4	Common Stock	812,422
	URANIUM ENERGY CORP COM SEDOL: B0VLLY2	Common Stock	603,295
	URBAN OUTFITTERS INC COM SEDOL: 2933438	Common Stock	46,511
	VALMONT INDS INC COM SEDOL: 2926825	Common Stock	443,759
	VAXCYTE INC COM SEDOL: BKPVGH6	Common Stock	80,699
	VERA THERAPEUTICS INC CL A CL A SEDOL: BL55460	Common Stock	395,296
	VERRA MOBILITY CORP SEDOL: BFXX5X8	Common Stock	112,655
	VERTEX PHARMACEUTICALS INC COM SEDOL: 2931034	Common Stock	6,010,194
	VIPER ENERGY INC NEW CL A SEDOL: BW0WZZ9	Common Stock	302,936
	VIRIDIAN THERAPEUTICS INC COM SEDOL: BMDH2B6	Common Stock	205,921
	VISA INC COM CL A STK SEDOL: B2PZN04	Common Stock	12,556,821
	VISTEON CORP COM NEW COM NEW SEDOL: B4N0JJ6	Common Stock	272,271
	VITAL FARMS INC COM SEDOL: BL6JSP8	Common Stock	175,862
	VSE CORP COM SEDOL: 2926773	Common Stock	50,622
	WALMART INC COM SEDOL: 2936921	Common Stock	10,032,471
	WALT DISNEY CO SEDOL: 2270726	Common Stock	7,643,979
	WARRIOR MET COAL INC COM SEDOL: BF2X272	Common Stock	446,581
	WATTS WTR TECHNOLOGIES INC SEDOL: 2943620	Common Stock	771,200
	WAVE LIFE SCIENCES PTE LTD COM NPV SEDOL: BYZG9R0	Common Stock	243,134
	WAYSTAR HLDG CORP COM SEDOL: BSWYNW8	Common Stock	333,199
	WEATHERFORD INTL LTD COMMON STOCK SEDOL: BLNN369	Common Stock	518,707
	WEBSTER FNCL CORP WATERBURY CONN COM SEDOL: 2945143	Common Stock	440,706
	WINGSTOP INC COM SEDOL: BYYXHN4	Common Stock	314,330
	WOODWARD INC COM SEDOL: 2948089	Common Stock	354,319
	WORKIVA INC COM CL A COM CL A SEDOL: BSS6HY8	Common Stock	317,400
	XENCOR INC COM SEDOL: BGCYWN8	Common Stock	98,198
	XENON PHARMACEUTICALS INC COMMON STOCK SEDOL: BRJ3GY4	Common Stock	81,259
	AMERICAN HEALTHCARE REIT INC COM SEDOL: BQWNKQ4	Common Stock	365,515
	LAMAR ADVERTISING CO NEW CL A CL A SEDOL: BSPHGN6	Common Stock	235,819
	REXFORD INDL RLTY INC COM SEDOL: BC9ZHL9	Common Stock	96,413
	RYMAN HOSPITALITY PPTYS INC COM SEDOL: B8QV5C9	Common Stock	263,895
	SMARTSTOP SELF STORAGE REIT INC COM SEDOL: BMHSG57	Common Stock	136,322
			733,847,938
	Mutual Funds:
	Dodge & Cox International Stock Fund	International Fund	234,824,866
	Victory Sycamore Small Company Opportunity Fund	Small U.S. Equity Fund	95,361,544
			330,186,410
	Collective Trust Funds:
*	BlackRock MSCI ACWI ex-U.S. IMI Index Fund	Large U.S. Equity Fund	211,573,333
*	BlackRock LifePath Index 2030 NL CIT Fund	Target Maturity Fund	149,249,317
*	BlackRock LifePath Index 2035 NL CIT Fund	Target Maturity Fund	171,246,487
*	BlackRock LifePath Index 2040 NL CIT Fund	Target Maturity Fund	167,055,428
*	BlackRock LifePath Index 2045 NL CIT Fund	Target Maturity Fund	192,672,443

*	BlackRock LifePath Index 2050 NL CIT Fund	Target Maturity Fund	160,816,286
*	BlackRock LifePath Index 2055 NL CIT Fund	Target Maturity Fund	127,469,843
*	BlackRock LifePath Index 2060 NL CIT Fund	Target Maturity Fund	79,973,677
*	BlackRock LifePath Index 2065 NL CIT Fund	Target Maturity Fund	38,242,449
*	BlackRock LifePath Index Retirement NL CIT Fund	Target Maturity Fund	138,350,745
*	BlackRock Equity Index Fund	Large U.S. Equity Index Fund	1,005,673,949
*	BlackRock Extended Equity Market Fund	Mid-Cap Growth Fund	261,303,229
*	BlackRock U.S. Debt Index Fund	Domestic Fixed Income/Intermediate Core Bond	86,704,904
	Boston Partners Large Cap Value Equity Fund	Large U.S. Equity Fund	231,573,430
	Harding Loevner International Equity Collective Fund	International Fund	45,813,604
*	KeyBank EB MaGIC Fund	Stable Value Fund	120,734,342
	PIMCO Diversified Real Asset CIT	Large U.S. Equity Fund	24,235,824
	PIMCO COLLECTIVE INVT	Intermediate Core-Plus Bond	185,257,795
			3,397,947,085
	Money Market Funds:
	Federated Government Obligations Fund	Money Market Fund	152,505,449
	Collective U.S. Government STIF	Money Market Fund	5,584,592
			158,090,041

	Total assets held for investment purposes		4,620,071,474

*	Loans to participants (interest rates from 4.25% to 9.50% with various maturities)		58,287,008

	Total assets held for investment purposes		$4,678,358,482

*	Party-in-interest to the Plan.

SCHEDULE OF DELINQUENT CONTRIBUTIONS
Form 5500, Schedule H, Line 4a

KeyCorp
401(k) Savings Plan

EIN 34-6542451
Plan Number 002

December 31, 2025

Participant contributions Transferred Late to Plan	Total that Constitute Nonexempt Prohibited Transactions			Total Fully Corrected Under VFCP and PTE 2002-51
Check here if Late Participant Loan Repayments are included ☐	Contributions Not Corrected	Contributions Corrected Outside VFCP	Contributions Pending Correction in VFCP
12/31/2025	$—	$—	$—	$285,111